                                                                    EXHIBIT 26.1

--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                                    FORM T-1
                         ______________________________

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
            TRUSTEE PURSUANT TO SECTION 305(b)(2)___________

                         ______________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                                10006
(Address of principal                                             (Zip Code)
executive offices)

                             BANKERS TRUST COMPANY
                             LEGAL DEPARTMENT
                             130 LIBERTY STREET, 31ST FLOOR
                             NEW YORK, NEW YORK  10006
                             (212) 250-2201
           (Name, address and telephone number of agent for service)
                       _________________________________

                                   MESA INC.
                               MESA OPERATING CO.
              (Exact name of obligor as specified in its charter)


TEXAS                                                    75-2394500
DELAWARE                                                 75-2516853
(State or other jurisdiction of                          (I.R.S. employer
Incorporation or organization)                           Identification no.)


1400 WILLIAMS SQUARE WEST                          STEPHAN K. GARDNER
5205 NORTH O'CONNOR BOULEVARD                      1400 WILLIAMS SQUARE WEST
IRVING, TEXAS 75039                                5205 NORTH O'CONNOR BOULEVARD
(972) 444-9001                                     IRVING, TEXAS 75039
                                                   (972) 444-9001
(Address of principal executive offices)          (Address of agent for service)

                             SENIOR DEBT SECURITIES
                      (Title of the indenture securities)

ITEM   1.   GENERAL INFORMATION.
                 Furnish the following information as to the trustee.

                (a) Name and address of each examining or supervising authority to which it is subject.

                 NAME                                                        ADDRESS
                 ----                                                        -------
                 Federal Reserve Bank (2nd District)                         New York, NY
                 Federal Deposit Insurance Corporation                       Washington, D.C.
                 New York State Banking Department                           Albany, NY

                 (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

ITEM   2.   AFFILIATIONS WITH OBLIGOR.

                 If the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None.

ITEM   3. -15.   NOT APPLICABLE

ITEM  16.        LIST OF EXHIBITS.

                        EXHIBIT 1 - Restated Organization Certificate of Bankers
                                    Trust Company dated August 7, 1990,
                                    Certificate of Amendment of the Organization
                                    Certificate of Bankers Trust Company dated
                                    June 21, 1995 - Incorporated herein by
                                    reference to Exhibit 1 filed with Form T-1
                                    Statement, Registration No. 33-65171, and
                                    Certificate of Amendment of the Organization
                                    Certificate of Bankers Trust Company dated
                                    March 20, 1996, copy attached.

                        EXHIBIT 2 - Certificate of Authority to commence
                                    business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33- 21047.


                        EXHIBIT 3 - Authorization of the Trustee to exercise
                                    corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                        EXHIBIT 4 - Existing By-Laws of Bankers Trust Company,
                                    as amended on January 21,1997 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-15263.

                       EXHIBIT 5 -  Not applicable.

                       EXHIBIT 6 -  Consent of Bankers Trust Company required by
                                    Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                       EXHIBIT 7 -  A copy of the latest report of condition of
                                    Bankers Trust Company dated as of September
                                    30, 1996.

                       EXHIBIT 8 -  Not Applicable.

                       EXHIBIT 9 -  Not Applicable.

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of February, 1997.


                                        BANKERS TRUST COMPANY



                                        By: /s/ MATTHEW SEELEY
                                           ------------------------------
                                                  Matthew Seeley
                                                  Vice President

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of February, 1997.


                                        BANKERS TRUST COMPANY



                                        By:      Matthew Seeley
                                           ---------------------------
                                                 Matthew Seeley
                                                 Vice President

Legal Title of Bank:        Bankers Trust Company        Call Date:   9/30/96        ST-BK: 36-4840       FFIEC 031
Address:                    130 Liberty Street           Vendor ID: D                CERT:  00623         Page RC-1
City, State    ZIP:         New York, NY  10006                                                           11
FDIC Certificate No.:       /  0 /  0 /  6 /  2 /  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                               |  C400          |
                                                                       -----------------------------------------|
                                           Dollar Amounts in Thousands |        RCFD       Bil Mil Thou         |
----------------------------------------------------------------------------------------------------------------|
                                                                                                                |
ASSETS                                                                 |   / / / / / / / / / / / / / / / / / /  |
  1.   Cash and balances due from depository institutions              |   / / / / / / / / / / / / / / / / / /  |
              (from Schedule RC-A):                                    |   / / / / / / / / / / / / / / / / / /  |
       a.    Noninterest-bearing balances and currency                 |   / / / / / / / / / / / / / / / / / /  |
              and coin(1) ...............................              |   0081                      809,000    |1.a.
       b.    Interest-bearing balances(2)  ..............              |   0071                    4,453,000    |1.b.
  2.   Securities:                                                     |   / / / / / / / / / / / / / / / / / /  |
       a.    Held-to-maturity securities (from Schedule RC-B,          |   / / / / / / / / / / / / / / / / / /  |
              column A) .......................                        |   1754                            0    |2.a.
       b.    Available-for-sale securities (from Schedule RC-B,        |   / / / / / / / / / / / / / / / / / /  |
              column D)......................................          |   1773                    4,133,000    |2.b.
  3.   Federal funds sold and securities purchased under agreements    |   / / / / / / / / / / / / / / / / / /  |
              to resell in domestic offices of the bank and of its     |   / / / / / / / / / / / / / / / / / /  |
             Edge and Agreement subsidiaries, and in IBFs:             |   / / / / / / / / / / / / / / / / / /  |
       a.    Federal funds sold...................................     |   0276                    5,933,000    |3.a.
       b.    Securities purchased under agreements to resell .....     |   0277                      413,000    |3.b.
  4.   Loans and lease financing receivables:                          |   / / / / / / / / / / / / / / / / / /  |
       a.    Loans and leases, net of unearned income                  |   / / / / / / / / / / / / / / / / / /  |
              (from Schedule RC-C)             RCFD 2122    27,239,000 |   / / / / / / / / / / / / / / / / / /  |4.a.
       b.    LESS:   Allowance for loan and                            |   / / / / / / / / / / / / / / / / / /  |
              lease losses..............       RCFD 3123       917,000 |   / / / / / / / / / / / / / / / / / /  |4.b.
       c.    LESS:   Allocated transfer risk reserve .......           |   / / / / / / / / / / / / / / / / / /  |
                                               RCFD  3128            0 |   / / / / / / / / / / / / / / / / / /  |4.c.
       d.    Loans and leases, net of unearned income,                 |   / / / / / / / / / / / / / / / / / /  |
              allowance, and reserve (item 4.a minus 4.b and 4.c) .... |   2125                   26,322,000    |4.d.
  5.   Assets held in trading accounts ..............................  |   3545                   36,669,000    |5.
  6.   Premises and fixed assets (including capitalized leases) ...... |   2145                      870,000    |6.
  7.   Other real estate owned (from Schedule RC-M) .................  |   2150                      215,000    |7.
  8.   Investments in unconsolidated subsidiaries and                  |   / / / / / / / / / / / / / / / / / /  |
              associated companies (from Schedule RC-M)                |   2130                      212,000    |8.
  9.   Customers' liability to this bank on acceptances outstanding .. |   2155                      577,000    |9.
 10.   Intangible assets (from Schedule RC-M) ........................ |   2143                       18,000    |10.
 11.   Other assets (from Schedule RC-F) ............................  |   2160                    8,808,000    |11.
 12.   Total assets (sum of items 1 through 11) ....................   |   2170                   89,432,000    |12.

__________________________
(1)    Includes cash items in process of collection and unposted debits.
(2)    Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank: Bankers Trust Company               Call Date: 9/30/96   ST-BK:    36-4840           FFIEC  031
Address:             130 Liberty Street                  Vendor ID: D         CERT:  00623                Page RC-2
City, State   Zip:   New York, NY  10006                                                                  12
FDIC Certificate No.:       |  0 |  0 |  6 |  2 |  3

SCHEDULE RC--CONTINUED

                                     Dollar Amounts in Thousands          | / / / / / / / /        Bil Mil Thou    |
--------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                               |   / / / / / / / / / / / / / / / / / /  |
13.    Deposits:                                                          |   / / / / / / / / / / / / / / / / / /  |
       a.   In domestic offices (sum of totals of columns A               |                                        |
            and C from Schedule RC-E, part I)                             |   RCON 2200                9,391,000   |13.a.
            (1)   Noninterest-bearing(1) ....RCON 6631    2,734,000.....  |   / / / / / / / / / / / / / / / / / /  |13.a.(1)
            (2)  Interest-bearing ...........RCON 6636    6,657,000.....  |   / / / / / / / / / / / / / / / / / /  |13.a.(2)
       b.   In foreign offices, Edge and Agreement subsidiaries,          |   / / / / / / / / / / / / / / / / / /  |
            and IBFs (from Schedule RC-E part II)                         |   RCFN 2200               23,385,000   |13.b.
            (1)   Noninterest-bearing .......RCFN 6631      654,000       |   / / / / / / / / / / / / / / / / / /  |13.b.(1)
            (2)   Interest-bearing ..........RCFN 6636   22,731,000       |   / / / / / / / / / / / / / / / / / /  |13.b.(2)
14.    Federal funds purchased and securities sold under agreements to    |   / / / / / / / / / / / / / / / / / /  |
       repurchase in domestic offices of the bank and of its Edge and     |   / / / / / / / / / / / / / / / / / /  |
       Agreement subsidiaries, and in IBFs:                               |   / / / / / / / / / / / / / / / / / /  |
       a.   Federal funds purchased.....................................  |   RCFD 0278                3,090,000   |14.a.
       b.   Securities sold under agreements to repurchase..............  |   RCFD 0279                   99,000   |14.b.
15.    a.   Demand notes issued to the U.S. Treasury....................  |   RCON 2840                        0   |15.a.
       b.   Trading liabilities.........................................  |   RCFD 3548               18,326,000   |15.b.
16.    Other borrowed money:                                              |   / / / / / / / / / / / / / / / / / /  |
       a.   With original maturity of one year or less..................  |   RCFD 2332               17,476,000   |16.a.
       b.   With original maturity of more than one year................  |   RCFD 2333                2,771,000   |16.b.
17.    Mortgage indebtedness and obligations under capitalized leases...  |   RCFD 2910                   31,000   |17.
18.    Bank's liability on acceptances executed and outstanding.........  |   RCFD 2920                  577,000   |18.
19.    Subordinated notes and debentures................................  |   RCFD 3200                1,228,000   |19.
20.    Other liabilities (from Schedule RC-G)...........................  |   RCFD 2930                8,398,000   |20.
21.    Total liabilities (sum of items 13 through 20)...................  |   RCFD 2948               84,772,000   |21.
22.    Limited-life preferred stock and related surplus.................  |   RCFD 3282                        0   |22.
EQUITY CAPITAL                                                            |   / / / / / / / / / / / / / / / / / /  |
23.    Perpetual preferred stock and related surplus....................  |   RCFD 3838                  500,000   |23.
24.    Common stock.....................................................  |   RCFD 3230                1,002,000   |24.
25.    Surplus (exclude all surplus related to preferred stock).........  |   RCFD 3839                  527,000   |25.
26.    a.   Undivided profits and capital reserves......................  |   RCFD 3632                3,017,000   |26.a.
       b.   Net unrealized holding gains (losses) on available-for-sale   |   / / / / / / / / / / / / / / / / / /  |
            securities..................................................  |   RCFD 8434              (    16,000)  |26.b.
27.    Cumulative foreign currency translation adjustments..............  |   RCFD 3284              (   370,000)  |27.
28.    Total equity capital (sum of items 23 through 27)................  |   RCFD 3210                4,660,000   |28.
29.    Total liabilities, limited-life preferred stock, and equity        |   / / / / / / / / / / / / / / / / / /  |
       capital (sum of items 21, 22, and 28)............................  |   RCFD 3300               89,432,000   |29.

Memorandum
To be  reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement
     below that best describes the most comprehensive level of                                            Number
     auditing work performed for the bank by independent external                                      -------------
     auditors as of any date during 1995................................  |   RCFD6724                     N/A     | M.1


1  =   Independent audit of the bank conducted in accordance           4  =   Directors' examination of the bank performed by
       with generally accepted auditing standards by a                        other external auditors (may be required by
       certified public accounting firm which submits a report                state chartering authority)
       on the bank
                                                                       5  =   Review of the bank's financial statements
2  =   Independent audit of the bank's parent holding company                 by external auditors
       conducted in accordance with generally accepted auditing
       standards by a certified public accounting firm which           6  =   Compilation of the bank's financial statements by
       submits a report on the consolidated holding company                   external auditors
       (but not on the bank separately)
                                                                       7  =   Other audit procedures (excluding tax preparation
3  =   Directors' examination of the bank conducted in                        work)
       accordance with generally accepted auditing standards
       by a certified public accounting firm (may be required by       8  =   No external audit work
       state chartering authority)

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.



                                        Peter M. Philbin
                                   ------------------------------
                                   Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         _____________________________

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty- Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                          James T. Byrne, Jr.
                                    -------------------------------
                                          James T. Byrne, Jr.
                                           Managing Director


                                             Lea Lahtinen
                                    -------------------------------
                                             Lea Lahtinen
                                         Assistant Secretary



State of New York                 )
                                  )  ss:
County of New York     )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                  Lea Lahtinen
                                        -------------------------------
--------                                          Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


        Sandra L. West
-----------------------------
         Notary Public

                   SANDRA L. WEST               Counterpart filed in the
          Notary Public State of New York       Office of the Superintendent of
                   No. 31-4942101               Banks, State of New York,
            Qualified in New York County        This 21st day of March, 1996
          Commission Expires September 19,
                        1996